UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2020

SCOUTCAM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920	847-4257143
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A, Industrial Park

P.O. Box 3030, Omer, Israel 8496500

(Address of principal executive offices) (Zip Code)

Tel: +972 72 260-2200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sale of Equity Securities

On May 18, 2020 (the “Closing Date”), ScoutCam Inc. (the “Company”) entered into and consummated a securities purchase agreement (the “Purchase Agreement”) with M. Arkin (1999) Ltd. (“Arkin”) in connection with the sale and issuance of 2,066,116 units (“Units”), at a purchase price of US$0.968 per Unit, and for an aggregate purchase price of US$2,000,000 . Each Unit consists of: (i) two shares of the Company’s common stock par value US$0.001 per share (the “Common Stock”) and (ii) (a) one warrant to purchase one share of Common Stock with an exercise price of US$0.595 (“Warrant A”) and (b) two warrants, each to purchase one share of Common Stock with an exercise price of US$0.893 (“Warrant B”, and together with Warrant A, the “Warrants”). In connection with the Purchase Agreement, the Company issued to Arkin 4,132,232 shares of Common Stock, Warrant A to purchase 2,066,116 shares of Common Stock and Warrant B to purchase 4,132,232 shares of Common Stock. The shares of Common Stock and Warrants were issued to Arkin pursuant to Regulation S of the Securities Act of 1933, as amended.

In connection with the execution of the Purchase Agreement, the Company undertook to file with the U.S. Securities and Exchange Commission, within ninety (90) days of the Closing Date, a registration statement on Form S-1 (or such other form of registration then available to effect a registration for the resale of the securities contemplated and issued therein) covering the resale of the shares of Common Stock issued pursuant to the Purchase Agreement, the shares of Common Stock underlying the Warrants, and any other securities issued or issuable with respect to or in exchange for the foregoing.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

On the Closing Date, and as a condition to the consummation of the Purchase Agreement, the Company’s board of directors (the “Board”) appointed Ms. Irit Yaniv, a designee of Arkin, as a director of the Company. In connection with the appointment of Ms. Yaniv to the Board, the Company, Arkin and Medigus Ltd., a controlling stockholder of the Company (“Medigus”), entered into a certain voting agreement, dated May 18, 2020 (the “Voting Agreement”), whereby Arkin and Medigus each agreed to vote their respective shares of Common Stock in favor of the election of the opposite party’s designated representative(s), as applicable, to the Board. The Voting Agreement is contingent upon, inter alia, each of Arkin and Medigus maintaining a certain beneficial ownership threshold in the Company, as defined therein.

The bio for Ms. Yaniv is as follows:

Dr. Irit Yaniv is an experienced and accomplished senior executive in the Medtech industry. She played a significant role in leading Accelmed’s ventures portfolio companies, since 2012. Dr. Yaniv was the co-founder of two of Accelmed’s portfolio companies, each in the field of metabolic disorders (e.g. diabetes and obesity). Currently, she serves as either the chairperson or as an active board member for the aforementioned Israeli portfolio companies. Dr. Yaniv holds an MD from the Ben-Gurion University in Beer Sheva, Israel, and an MBA from the Recanati Business School at Tel Aviv University.

Item 8.01. Other Events.

On May 19, 2020, the Company issued a press release announcing the consummation of the Purchase Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 18, 2020, by and between ScoutCam Inc. and M. Arkin (1999) Ltd.
10.2	Registration Rights Agreement, dated May 18, 2020, by and between ScoutCam Inc. and M. Arkin (1999) Ltd.
10.3	Voting Agreement, dated May 18, 2020, by and among ScoutCam Inc. Medigus Ltd. and M. Arkin (1999) Ltd.
10.4	Letter Agreement, dated May 18, 2020, by and among ScoutCam Inc., ScoutCam Ltd., Medigus Ltd. and M. Arkin (1999) Ltd.
10.5	Form of Warrant A by and between ScoutCam Inc. and M. Arkin (1999) Ltd.
10.6	Form of Warrant B by and between ScoutCam Inc. and M. Arkin (1999) Ltd.
99.1	Press Release, dated May 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOUTCAM INC.

	By:	/s/ Tanya Yosef
	Name:	Tanya Yosef
	Title:	Chief Financial Officer

Date: May 19, 2020